                                                                    EXHIBIT 99.1


                                AMENDMENT NO 10
                                    TO THE
                          IKON OFFICE SOLUTIONS, INC.
                            RETIREMENT SAVINGS PLAN

     WHEREAS, IKON Office Solutions, Inc. ("IKON") sponsors and maintains the IKON Office Solutions, Inc. Retirement Savings Plan (the "Plan") for the benefit of certain of its employees; and

     WHEREAS, IKON now wishes to amend the Plan in order to comply with certain requirements of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, the Plan is hereby amended, effective January 1, 1997, as follows:

     I.   Section 2.20 is amended in its entirety to provide as follows:

          2.20  "Employee" shall mean any permanent employee of an Employer.
                ----------
     Section 3.7 describes the conditions under which an employee shall be considered "permanent."

            The term Employee shall not include:

               (a) any person covered by a collective bargaining agreement, unless he is covered by a collective bargaining agreement that specifically provides for his participation hereunder; or

               (b) any person who is a leased employee or an independent contractor, whether such person is later determined to be a common-law employee by the Internal Revenue Service or the courts, or not.

          IKON reserves the right to amend the Plan or its Joinder Agreement to change the class of employees who shall be Employees for purposes of this Plan.

          Effective January 1, 1997, the term Employee shall not include any Unisource Employee.

     II.  Section 3.3 is amended in its entirety to provide as follows:

          3.3  Participation After Reemployment. A Participant whose employment
               --------------------------------
     is terminated and who is later reemployed as an Employee shall resume his participation in the Plan as of the date of his reemployment, and contributions shall resume as soon as administratively practicable after his reemployment.

     III. Article III is amended by adding the following new Section 3.7:

          3.7  Permanent Employee.
               ------------------

               (a) As provided in Section 2.20, an employee of an Employer must be a "permanent" employee to be an Employee eligible to participate in this Plan. This Section describes the conditions under which an employee of an Employer shall be considered "permanent."

               (b) An employee of an Employer is considered "permanent" if he is expected to complete 500 or more Hours of service during the 12-month period that begins with his date of hire. Under this definition, any person hired as a full-time employee of an Employer, and any person hired by an Employer to work 10 or more hours perweek on a regular part-time basis, shall immediately be a permanent employee.

               (c) If an employee is not considered "permanent" within the meaning of Subsection (b) when he is first hired by an Employer, he shall nevertheless be considered permanent as of the end of the 12-month period that begins with his date of hire, if he is credited with 500 or more Hours of Service during that 12-month period. If he is not credited with 500 or more Hours of Service during his initial 12 months of employment, the employee shall be considered permanent as of the end of any Plan Year in which he is credited with 500 or more Hours of Services. The first Plan Year in which the employee shall have the opportunity to meet this requirement shall be the Plan Year that includes the first anniversary of his date of hire. For the purposes of this Subsection, an employee shall be credited with Hours of Service for any period after August 4, 1993 during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993.

     IV.  Section 8.2 (c) is amended to provide as follows:

               (c) (1) A married Participant's election of an annuity form of benefit (as described in Subsection (a) (2), (a) (3), or (a) (4)) shall be given effect only if the Participant's Spouse consents to his chosen form of benefit (an, if applicable, his beneficiary) in the form and manner described in Section 8.3A.

                    (2) Section 8.3A shall be applied to a married Participant who elects an annuity form of benefit without regard to the references to "a DCP Account" that Section 8.3A contains.

     V. Section A.1 of Schedule A is amended by adding the following new Subsections (f), (g), (h), and (i):

                         (f) "ACP of the HCEs" shall mean, for a given Plan
                             -----------------
               Year, the Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees in the Plan Year.

                    For purposes of the Multiple use test set forth in Section
               A.9, the ACP of the HCEs shall be determined as provided in Section A.9 (c).

                         (g) "ACP of the NHCEs" shall mean, for a given Plan
                             ------------------
               Year, the Actual Contribution Percentage for:

                              (1) The group of Eligible Employees who are not Highly Compensated Employees in the Plan Year, if the "current year testing method" (as defined in IRS Notice 98-1) is being used for the ACP Test; or

                              (2) the group of individuals who were non-highly compensated Eligible Employees in the preceding Plan Year, regardless of the employment status of any individual in that group in the current Plan Year, if the "prior year testing method" (as defined in IRS Notice 98-1) is being used for the ACP Test. Where the "prior year testing method" is being used, the ACP of the NHCEs is fixed as of the end of the preceding Plan Year; it is not adjusted for any ensuing change in any individual's employment status (but may be adjusted if the Employer makes Qualified Matching Contributions and/or Qualified Nonelective Contributions on behalf of non-highly compensated Eligible Employees).

                         (h)  "ADP of the HCEs" shall mean, for a given Plan
                              -----------------
               Year, the Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees in that Plan Year.
                         For purposes of the multiple use test set forth in
               Section A.9, the ADP of the HCEs shall be determined as provided in Section A.9 (c).

                              (i)  "ADP of the NHCEs" shall mean, for a given
                                   ------------------
               Plan Year, the Actual Deferral percentage for:

                                             (1) the group of Eligible Employees
               who are not Highly Compensated Employees in the Plan Year, if the "current year testing method" (as defined in IRS Notice 98-1) is being used for the ADP Test; or

                                             (2)  the group of individuals who
               were non-highly compensated Eligible Employees in the preceding Plan year, regardless of the employment status of any individual in that group in the current Plan Year, if the "prior year testing method" (as defined in IRS Notice 98-1) is being used for the ADP Test. Where the "prior year testing method" is being used, the ADP of the NHCEs is fixed as of the end of the preceding Plan Year; it is not adjusted for any ensuing change in any individual's employment status (but may be adjusted if the Employer makes Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of non-highly compensated Eligible Employees).

     VI.  Section A.3 (a) of Schedule A is amended to provide as follows:

                    A.3  Actual Deferral Percentage Test.
                         -------------------------------

               (a) (1) The Administrator shall cause the ADP Test to be run as of the last day of each Plan Year and may also cause the ADP Test to be run at anytime during a given Plan Year. For the 1997 Plan Year, the "prior year testing method" (as defined in IRS Notice 98-1) shall be used for the ADP Test. The Plan shall be amended to specify the testing method to be used in the 1998 Plan Year and subsequent Plan Years.

                    (2) The Plan satisfies the ADP Test at a given point in time if it satisfies on of the two tests described below.

                              (A)  The Plan satisfies the ADP Test if the ADP of
     the HCEs is not more than the ADP of the NHCEs multiplied by 1.25.

                              (B)  The Plan satisfies the ADP Test if:

                                   (i)  the ADP of the HCEs does not exceed the
     ADP of the NHCEs by more than two percentage points, and

                                   (ii) the ADP of the HCEs is not more than the
     ADP of the NHCEs multiplied by 2.0.



     VII.      Section A.3 (d) of Schedule A is amended to provide as follows:

               (d) (1) Subsections (b) (4) and (c) notwithstanding, plans (or portions of plans) that must disaggregated pursuant to Section A.10 shall in no event be aggregated.

                    (2) The Plan may be permissively disaggregated for testing purposes as provided in Section A.10(c).

VIII. Section A.5 of Schedule A is amended by adding the following new Subsection (f):

               (f) Any Matching Contributions which are attributable to Excess Contributions and which are not Excess Aggregate Contributions shall be forfeited and shall be used in the future as Matching Contributions.

     IX.       Section A.6 (a) of Schedule A is amended to provide as follows:

               A.6  Actual Contribution Percentage Test.
                    -----------------------------------

                    (a) (1) The administrator shall cause the ACP Test to be run as of the last day of each Plan Year and may also cause the ACP Test to be run at anytime during a given Plan Year. For the 1997 Plan Year, the "prior year testing method" (as defined in IRS Notice 98-1) shall be used for the ACP

     Test. The Plan shall be amended to specify the testing method to be used in 1998 Plan Year and subsequent Plan Years.

               (2) The Plan satisfies the ACP Test at a given point in time if it satisfies on of the two tests described below.

                    (A) The Plan satisfies the ACP Test if the ACP of the HCEs is not more than the ACP of the NHCEs multiplied by 1.25.

                    (B)  The Plan satisfies the ACP Test if:

                         (i) the ACP of the HCEs does not exceed the ACP of the NHCEs by more than two percentage points, and

                         (ii) the ACP of the HCEs is not more than the ACP of the NHCEs multiplied by 2.0.

     X. Section A.6 (d) of Schedule A is amended in its entirety to provide as follows:

               (d) (1) Subsections (b) (4) and (c) notwithstanding, plans (or portions of plans) that must be disaggregated pursuant to Section A.10 shall in no event be aggregated.

                    (2) The Plan may be permissively disaggregated for testing purposes as provided in Section A.10(c).

     XI. Section A.9 of Schedule A is amended in its entirety to provide as follows:

          A.9  Multiple Use Test.
               ------------------

               (a) (1) In addition to complying with the limitations imposed by other provisions of this Plan, the Plan must satisfy the "multiple use" test described in this Section. The Plan satisfied the multiple use test if the sum of the ADP of the HCEs and the ACP of the HCEs does not exceed the aggregate limit described in Subsection (b).

                    (2) For a given Plan Year, the Plan automatically satisfies the multiple use test unless the Plan both (A) satisfies the ADP Test by means of the test described in Section A.3 (a) (2) (B), and (B) satisfies the ACP Test by means of the test described in Section A.6 (a) (2) (B).

                         (b) The aggregate limit for a given Plan Year is the greater of the amounts described in paragraphs (1) and (2) below:

                    (1)  This amount is the sum of (A) and (b):

                              (A) one hundred twenty-five percent (125%) of the
     greater of (i) the ADP of the NHCEs or (ii) the ADP of the NHCEs;

                    plus

                              (B) two percentages points plus the lesser of (i)
     the ADP of the NHCEs or (ii) the ACP of the NHCEs. In no event, however, shall the amount determined under this clause (B) be more than twice the lesser of the ADP of the NHCEs or the ACP of the NHCEs.

                    (2)  This amount is the sum of (A) and (B):

                              (A) one hundred twenty-five percent (125%) of the
     lesser of (i) the ADP of the NHCEs or (ii) the ACP of the NHCEs;

                    plus

                    (B) two percentages points plus the greater of (i) the ADP of the NHCEs or (ii) the ACP of the NHCEs. In no event, however, shall the amount determined under this clause (B) be more than twice the greater of the ADP of the NHCEs or the ACP of the NHCEs.

               (c) For purposes of the multiple use test, the ADP of the HCEs and the ACP of the HCEs shall be determined after any corrective distributions of Excess Deferrals, Excess Contributions, and Excess Aggregate Contributions have been made. The ADP of the HCEs shall be deemed to equal the highest permitted Individual Deferral Percentage for the Plan Year, and the ACP of the HCEs shall be deemed to Equal the highest permitted Individual Contributions Percentage for the Plan Year.

               (d) If the Plan does not satisfy the multiple use test as of the last day of the given Plan Year, the ADP of the HCEs and, to the extent necessary, the ACP of the HCEs shall be reduced by the process described in Sections A.5 and A.8.

     XII. Section A.10 of Schedule A is amended by adding the following new Subsection (c):

               (c) For any Plan Year, the Plan may be disaggregated into component plan as described in Treas. Reg. (S)1.410 (b)-6 (b) (3). If the Plan is permissively dissaggregated in this fashion, each component plan must separately pass the ADP Test, the ACP Test, and the multiple use test and must separately satisfy the coverage requirement of section 410 (b) of the Code.

     XIII. Section E.1 of Schedule E is amended in its entirety to provide as follows:

            E.1  QNECs and QMACs.
                 ----------------

                    (a) If the Administrator determines that the Plan does not satisfy the ADP Test and/or the ACP Test, the Employers may make Qualified Nonelevtive Contributions to be allocated among the Before-Tax Accounts of the Eligible Employees who are not Highly Compensated Employees.

                    (b) In addition or instead of making Qualified Nonelective Contributions, the Employers may make Qualified Matching Contributions to be allocated among the QMAC Accounts of the Participants who are not Highly Compensated Employees.

                    (c) (1) Qualified Nonelective Contributions and Qualified Matching Contributions shall be allocated in accordance with Section E.2 and shall be used to increase the ADP of the NHCEs and/or the ACP of the NHCEs.
                          (2) If the "prior year testing method" (as defined in IRS Notice 98-1) is used for the ADP Test and the ACP Test, any Qualified Nonelective Contributions and/or Qualified Matching Contributions that the Employer makes must be remitted to the Trustee for deposit in the Fund by the last day of the Plan Year for which the Plan does not satisfy on or both of the tests. The Qualified Nonelective Contributions and/or Qualified Matching Contributions shall then be allocated as of the last day of the preceding Plan Year.

          IN WITNESS WHEREOF, IKON has authorized its duly appointed officers to execute this Amendment No. 10 this ____ day of ____, 19__.

     [SEAL]                                  IKON OFFICE SOLUTIONS, INC.



                                              By:_________________________



     Attest :___________________
          Witness